Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-264201 and No. 333-265492) on Form S-3 of our report dated March 31, 2023, with respect to the consolidated financial statements of NRx Pharmaceuticals, Inc.

/s/ KPMG LLP

Short Hills, New Jersey

March 31, 2023